                                                               EXHIBIT EX-99.p.1


AB FUNDS TRUST
                          SBC FINANCIAL SERVICES, INC.

                                 CODE OF ETHICS

GENERAL

This Code of Ethics of AB Funds Trust (the "Trust") and SBC Financial Services, Inc. (the "Adviser") is adopted pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and shall apply to each series of shares of the Trust now in existence or hereafter created.

Rule 17j-1(a) under the 1940 Act makes it unlawful for any employee, officer or trustee of a registered investment company or its investment adviser or principal underwriter, and certain other affiliated persons of such entities, in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired" by such investment company, to (i) employ any device, scheme or artifice to defraud such investment company; (ii) make to such investment company any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the investment company; or (iv) engage in any manipulative practice with respect to the investment company.

The underlying general principles of this Code of Ethics are that "access persons," (as defined below) in conducting their personal "securities" (as defined below) transactions, (i) owe a fiduciary duty to shareholders of an affiliate investment company and at all times have a duty to place the interests of such shareholders ahead of their personal interests, (ii) are obligated to conduct all personal "securities" transactions in accordance with this Code of Ethics and in a manner so as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility, and any appearance of such conflict of interest or abuse of position, and (iii) should not take inappropriate advantage of their positions.

1. DEFINITIONS.

         (1) "Access Person" means any trustee, director, officer or Advisory Person (as defined below) of the Trust and the Adviser and the Trust's sub-advisers.

              The defined terms "Access Person" and "Advisory Person" shall not include any person who is subject to securities transaction reporting requirements of a code of ethics adopted by an administrator, sub-adviser or underwriter or affiliate thereof in compliance with Rule 17j-1 of the 1940 Act, which has been submitted to the and accepted by the trustees of the Trust as contemplated by Section 12(a) hereof.

         (2) "Advisory Person" means any employee of the Trust, the Adviser or sub-advisers who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Trust, the Adviser or the Trust's sub-advisers, who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Securities by the Trust.

         (3) "Investment Personnel" means any employee of the Trust, the Adviser or the Trust's sub-advisers who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Trust, and any natural person who controls the Trust, the Adviser or sub-advisers and who obtains information concerning such recommendations.

         (4) "Independent Trustee" means a trustee of the Trust who is not an "interested person" of the Trust, the Adviser or any of the Trust's sub-advisers as that term is defined in Section 2(a)(19) of the 1940 Act.

         (5) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except it does not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies.

         (6) A "security held or to be acquired" means a Security which, within the most recent 15 days: (i) is or has been held by the Trust; or
              (ii) is being or has been considered by the Trust, the Adviser or the Trust's sub-advisers for purchase by the Trust, and includes an option to purchase or sell, and any Security which is convertible into or exchangeable for, a Security described in (i) or (ii) of this sub-Section.

         (7) "Beneficial Ownership" shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Generally, a person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse and the names of his or her minor children who reside with him or her. A person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, trust, or another entity) if, by reason of a contract, understanding or relationship he or she obtains or may obtain therefrom benefits substantially equivalent to those of ownership.

         (8) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in
              Section 2(a)(9) of the 1940 Act.

         (9) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer or which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (10) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

2. PROHIBITIONS.

         (a) No Access Person in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

                  (i) shall employ any device, scheme or artifice to defraud the Trust;

                  (ii) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

                  (iv) engage in any manipulative practice with respect to the Trust.

         (b) No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she actually knows or should have known at the time of such purchase or sale:

                  (i)   is being considered for purchase or sale by the Trust;
                        or

                  (ii)  is then being purchased or sold by the Trust.

         (c) No Investment Personnel shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a Limited Offering or Initial Public Offering ("IPO") without prior approval from the compliance officer of the Adviser ("Compliance Officer").

3. EXEMPTED TRANSACTIONS.

         The Prohibitions of Sections 2(b) and 2(c) of this Code of Ethics shall not apply to transactions concerning:

         (a) Purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control.

         (b) Purchases or sales of Securities which are not eligible for purchase or sale by the Trust.

         (c) Purchases or sales which are non-volitional on the part of the Access Person or Investment Personnel.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4. PROCEDURAL MATTERS.

         The Adviser shall appoint an appropriate Compliance Officer who shall:

         (a) Furnish a copy of this Code of Ethics to each Access Person upon commencement of employment and annually thereafter so each such Access Person may certify that he or she has read and understands said Code of Ethics and recognizes that he or she is subject to the principles and provisions contained therein.

         (b) Review all reports submitted under Sections 6, 7 and 8 of this Code of Ethics to detect conflicts of interest and abusive practices.

         (c) Notify quarterly each Access Person of his or her obligation to file a Quarterly Report as provided by Section 6 of this Code of Ethics.

         (d) Notify each new Access Person of his or her obligation to file an Initial Report as provided by Section 7 of this Code of Ethics.

         (e) Notify annually each Access Person of his or her obligation to file an Annual Report as provided by Section 8 of this Code of Ethics.

         (f) Promptly report to the President of the Adviser the facts contained in any report filed with the compliance officer pursuant to Section 6, 7 or 8 of this Code of Ethics when such report indicates that an Access Person engaged in a transaction in a Security held or to be acquired by the Trust, or otherwise violated or appeared to violate this Code of Ethics and its reporting requirements.

         (g) At least annually, furnish to the Board of Trustees of the Trust a written report that describes any issues arising under this Code of Ethics.

         (h) Maintain a current list of all Access Persons and Investment Personnel and identify all reporting Access Persons on such list, and take steps to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner.

         (i) Determine whether to grant prior approval for Investment Personnel to purchase or sell a Security in a Limited Offering or IPO by considering (among other factors) whether the investment opportunity should be reserved for the Trust and whether the individual is being offered the opportunity by virtue of his or her position with respect to the Trust. The compliance officer shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by any Investment Personnel of a Security in a Limited Offering or IPO, for at least five (5) years after the end of the fiscal year in which the approval is granted.

         (j)  Maintain the records required by paragraph (f) of Rule 17j-1.

         (k) Furnish copies of the reports filed by the Compliance Officer pursuant to Section 6, 7 or 8 of this Code of Ethics to the Vice President and Secretary of the Trust, who shall review such reports and report any violations to the President of the Trust.

5. REPORTING EXCEPTIONS.

         (a) Not withstanding the provisions of Sections 6, 7 and 8 of this Code of Ethics, an Access Person shall not be required to make a report with respect to transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control.

         (b) An Independent Trustee of the Trust: (i) need not make the Initial and Annual Reports required by Sections 7 and 8 of this Code of Ethics; and (ii) need only report, on a Quarterly Report required by Section 6 of this Code of Ethics, a transaction in a Security if such trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known, that during the 15-day period immediately before or after the date of the transaction by the trustee, such Security was purchased or sold by the Trust or was being considered for purchase or sale by the Adviser or any of the Trust's sub-advisers.

6. QUARTERLY REPORTS.

         (a) Every Access Person shall report to the Compliance Officer the information described below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security. The Quarterly Report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Each Access Person shall submit a Quarterly Report for each quarter, including those quarters during which no Securities transactions were effected. The Quarterly Report shall be made on the form attached as Exhibit A and shall contain the following information:

              o the date of the transaction, the title and the number of shares, and the principal amount of each Security involved, and the interest rate and maturity date (if applicable);

              o the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              o   the price at which the transaction was effected;

              o the name of the broker, dealer or bank with or through whom the transaction was effected; and

              o   the date that the Access Person submitted the Quarterly
                  Report.

         (b) With respect to any account established by an Access Person, in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall include on the Quarterly Report the following information:

              o the name of the broker, dealer or bank with whom the Access Person established the account; and

              o   the date the account was established.

         (c) An Access Person may, at his or her election, submit, within 10 calendar days after the end of the calendar quarter, a brokerage statement or transaction confirmation in lieu of the Quarterly Report, provided such statement or confirmation contains all the information required to be included in the Quarterly Report.

7. INITIAL REPORTS.

         EACH ACCESS PERSON SHALL DISCLOSE ALL PERSONAL SECURITIES HOLDINGS TO THE APPROPRIATE COMPLIANCE OFFICER NOT LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON. THE INITIAL REPORT SHALL BE MADE ON THE FORM ATTACHED AS EXHIBIT B AND SHALL CONTAIN THE FOLLOWING INFORMATION:

              o THE TITLE, NUMBER OF SHARES AND PRINCIPAL AMOUNT OF EACH SECURITY IN WHICH THE ACCESS PERSON HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP WHEN THE PERSON BECAME AN ACCESS PERSON;

              o THE NAME OF ANY BROKER, DEALER OR BANK WITH WHOM THE ACCESS PERSON MAINTAINED AN ACCOUNT IN WHICH ANY SECURITIES WERE HELD FOR THE DIRECT OR INDIRECT BENEFIT OF THE ACCESS PERSON AS OF THE DATE THE PERSON BECAME AN ACCESS PERSON; AND

              o   THE DATE THAT THE ACCESS PERSON SUBMITTED THE INITIAL REPORT.

8. ANNUAL REPORTS.

         Each Access Person shall disclose to the Compliance Officer all personal Securities holdings on an annual basis within 30 days after the end of the calendar year. The Annual Report shall provide information on personal Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. The Annual Report shall be made on the form attached as Exhibit C and shall contain the following information:

              o the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

              o the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

              o   the date that the Access Person submitted the Annual Report.

9. DISCLAIMERS.

         Any report required under Section 6, 7 or 8 of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

10. AVAILABILITY OF REPORTS.

         All information supplied pursuant to this Code may be available for inspection by the Trustees of the Trust, the Board of the Adviser, the President of the Adviser, the Compliance Officer, and any party to which any investigation is referred by any of the foregoing. In addition, this information may be disclosed to any applicable regulator of the Trust or the Adviser and as otherwise required by law.

11. GIFTS.

         On occasion, because of their position with the Adviser, officers and employees of the Adviser may be offered gifts from, or may wish to give gifts to, unaffiliated persons or entities that do business or wish to do business with the Adviser or the Trust ("vendors"). The solicitation, acceptance or giving of such gifts or gratuities by officers and employees of the Adviser is strictly prohibited, except for: (1) gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100, with a $100 annual limit per vendor and an overall annual limit of $500 from all vendors);
         (2) customary business lunches, dinners, entertainment (e.g., sporting events); (3) promotional items (e.g., pens, mugs, T-shirts); and (4) gifts of reasonable value for special occasions (e.g., holidays, retirement). If an officer or employee of the Adviser receives any gift that is or might be prohibited under this Code, that person promptly must inform the Compliance Officer. Officers and employees of the Adviser shall submit a quarterly report of items received to the Compliance Officer. Gifts under $25 need not be reported. Directors of the Adviser are not required to submit quarterly reports of items received.

12. VIOLATIONS.

         Upon being apprised of facts that indicate that a violation of this Code of Ethics may have occurred, the President of the Adviser shall determine whether, in his or her judgment, the conduct being considered did in fact violate the provisions of this Code. If the President determines that a violation of this Code has occurred, he or she may impose such sanctions as deemed appropriate in the circumstances. If the person whose conduct is being considered (a) is the President of the Adviser or a member of the Board of the Adviser or is a member of the Board of Trustees of the Trust, then any disposition shall be by the Board of the Adviser in the case of (a), or the Board of Trustees of the Trust, in the case of (b).

13. SUB-ADVISERS' CODES OF ETHICS

         Each of the sub-advisers shall:

         (a) Submit to the Board of Trustees of the Trust a copy of the code of ethics adopted by such sub-adviser pursuant to Rule 17j-1 of the 1940 Act and/or Rule 204-2(a)(12) of the Investment Advisers Act and a certification that such sub-adviser has adopted procedures reasonably necessary to prevent its respective Access Persons from violating such code of ethics.

         (b) Promptly report to the Board of Trustees of the Trust in writing any material amendments to such sub-adviser's code of ethics.

         (c) Immediately furnish to the Board of Trustees all material information regarding any violation of such sub-adviser's code of ethics by any person who would be an Access Person hereunder if such person were not subject to the sub-adviser's code of ethics.

         (d) Provide quarterly reports to the Adviser representing that no material violations of their respective codes of ethics were made during the period so indicated.

         (e) No less frequently than annually, furnish to the Board of Trustees a written report that (i) describes any issues arising under such sub-adviser's code of ethics, including information about material violations and procedures and sanctions imposed in response to the material violations; and
                  (ii) certifies that such sub-adviser has adopted procedures reasonable necessary to prevent violations of its code of ethics by any person who would be an Access Person hereunder if such person were not subject to the sub-adviser's code of ethics.



Adopted February 26, 2003

                                 AB FUNDS TRUST
                          SBC FINANCIAL SERVICES, INC.
                                 CODE OF ETHICS

                 LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL





ACCESS PERSONNEL             REPORTING PERSONNEL            INVESTMENT PERSONNEL

Jeffrey P. Billinger         Jeffrey P. Billinger
Mark W. Borchgardt           Mark W. Borchgardt
Charles B. Brinkman          Charles B. Brinkman
Michael R. Buster
Rodric E. Cummins            Rodric E. Cummins              Rodric E. Cummins
O.S. Hawkins                 O.S. Hawkins
Gerald B. Jones              Gerald B. Jones
John R. Jones                John R. Jones
William H. Ledbetter, Jr.    William H. Ledbetter, Jr.
Joseph A. Mack
Arthur G. Merritt            Arthur G. Merritt
Rodney R. Miller             Rodney R. Miller
Earl B. Patrick
William T. Patterson         William T. Patterson
Matt L. Peden                Matt L. Peden                  Matt L. Peden
Curtis D. Sharp              Curtis D. Sharp
Larry A. Standridge          Larry A. Standridge
James Ray Taylor
George J. Tous van Nijkerk   George J. Tous van Nijkerk
George B. Walker             George B. Walker
Patricia A. Weiland          Patricia A. Weiland            Patricia A. Weiland
James K. Welch               James K. Welch

                                                                       EXHIBIT A

                                 AB FUNDS TRUST
                          SBC FINANCIAL SERVICES, INC.
                                 CODE OF ETHICS

                                QUARTERLY REPORT
                       CALENDAR QUARTER ENDED ___/___/___

During the calendar quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics.

---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------
                                                INTEREST
                                                RATE AND                     NATURE OF                   BROKER/DEALER
                                 NUMBER OF      MATURITY                    TRANSACTION                    OR BANK
    NAME OF         DATE OF      SHARES OF      DATE (IF      PRINCIPAL     (PURCHASE,                   THROUGH WHOM
   SECURITY       TRANSACTION     SECURITY     APPLICABLE)      AMOUNT     SALE, OTHER)      PRICE         EFFECTED
---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------



---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------



---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------



---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------



---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------



---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------



---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------



---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------



---------------- -------------- ------------- -------------- ------------- -------------- ------------- ---------------

This report excludes (i) transactions with respect to which I had no direct or indirect influence or control and (ii), other transactions not required to be reported, and is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.

                                                                       EXHIBIT A
                                                                     PAGE 2 OF 2

I hereby represent that I established the brokerage accounts listed below, in which Securities were held during the quarter referenced above for my indirect or direct benefit.

     -------------------------------------------------------------------------- -------------------------------------
           NAME OF BROKER, BANK OR DEALER                                                    DATE ESTABLISHED
           WITH WHOM ACCOUNT MAINTAINED
     -------------------------------------------------------------------------- -------------------------------------

     -------------------------------------------------------------------------- -------------------------------------

     -------------------------------------------------------------------------- -------------------------------------

     -------------------------------------------------------------------------- -------------------------------------

     -------------------------------------------------------------------------- -------------------------------------



Date:                               Signature:
     --------------------                     ----------------------------------

                                    Print Name:
                                               ---------------------------------

                                                                       EXHIBIT B

                                 AB FUNDS TRUST
                          SBC FINANCIAL SERVICES, INC.
                                 CODE OF ETHICS

                                 INITIAL REPORT


1.       I hereby acknowledge receipt of a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

3. As of the date below, I had a direct or indirect beneficial ownership in the following Securities:

     ---------------------------- --------------------------- -------------------------- ---------------------------
               NAME OF                                              PRINCIPAL              TYPE OF INTEREST
              SECURITY                  NUMBER OF SHARES              AMOUNT               (DIRECT OR INDIRECT)
     ---------------------------- --------------------------- -------------------------- ---------------------------

     ---------------------------- --------------------------- -------------------------- ---------------------------


     ---------------------------- --------------------------- -------------------------- ---------------------------


     ---------------------------- --------------------------- -------------------------- ---------------------------


     ---------------------------- --------------------------- -------------------------- ---------------------------


     ---------------------------- --------------------------- -------------------------- ---------------------------


     ---------------------------- --------------------------- -------------------------- ---------------------------

4. I hereby represent that I maintain account(s), as of the date this report is submitted, in which Securities are held for my direct or indirect benefit, with the brokers, dealers or banks listed below.

     -------------------------------------------------------------------------- -------------------------------------
           NAME OF BROKER, BANK OR DEALER
           WITH WHOM ACCOUNT MAINTAINED                                                    DATE ESTABLISHED
     -------------------------------------------------------------------------- -------------------------------------

     -------------------------------------------------------------------------- -------------------------------------

     -------------------------------------------------------------------------- -------------------------------------

     -------------------------------------------------------------------------- -------------------------------------

                                                                       EXHIBIT B
                                                                     PAGE 2 OF 2

         This report is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.


Date:                               Signature:
     --------------------                     ----------------------------------

                                    Print Name:
                                               ---------------------------------

                                                                       EXHIBIT C

                                 AB FUNDS TRUST
                          SBC FINANCIAL SERVICES, INC.
                                 CODE OF ETHICS

                                  ANNUAL REPORT
                          YEAR ENDED DECEMBER 31, _____


1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

2. I hereby certify that, during the year, I have complied with the requirements of the Code of Ethics and I have reported all Securities transactions required to be reported pursuant to the Code.

3. As of December 31, _____, I had a direct or indirect beneficial ownership in the following Securities:

     ------------------- ----------------- ------------------ -------------------------- ---------------------------------
          NAME OF           NUMBER OF          PRINCIPAL          TYPE OF INTEREST            BROKER/DEALER OR BANK
         SECURITY            SHARES              AMOUNT          (DIRECT OR INDIRECT)         THROUGH WHOM EFFECTED
     ------------------- ----------------- ------------------ -------------------------- ---------------------------------


     ------------------- ----------------- ------------------ -------------------------- ---------------------------------


     ------------------- ----------------- ------------------ -------------------------- ---------------------------------


     ------------------- ----------------- ------------------ -------------------------- ---------------------------------


     ------------------- ----------------- ------------------ -------------------------- ---------------------------------


     ------------------- ----------------- ------------------ -------------------------- ---------------------------------


     ------------------- ----------------- ------------------ -------------------------- ---------------------------------

                                                                       EXHIBIT C
                                                                     PAGE 2 OF 2

4. I hereby represent that I maintain account(s), with the brokers, dealers or banks listed below, in which Securities are held for my direct or indirect benefit.

     -------------------------------------------------------------------------- ------------------------------------------
                          NAME OF BROKER, BANK OR DEALER                                    DATE ESTABLISHED
                           WITH WHOM ACCOUNT MAINTAINED
     -------------------------------------------------------------------------- ------------------------------------------

     -------------------------------------------------------------------------- ------------------------------------------

     -------------------------------------------------------------------------- ------------------------------------------

     -------------------------------------------------------------------------- ------------------------------------------

         This report is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed.


Date:                               Signature:
     --------------------                     ----------------------------------

                                    Print Name:
                                               ---------------------------------